Exhibit 4.9

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                       AMERICAN RADIO SYSTEMS CORPORATION
                                     Issuer


                     THE SUBSIDIARY GUARANTORS NAMED HEREIN
                                    Guarantor


                               FLEET NATIONAL BANK
                                     Trustee





                                ----------------

                             Supplemental Indenture

                           Dated as of October 1, 1996

                                       to

                                    Indenture

                          Dated as of February 1, 1996

                                ----------------




                                  $175,000,000


                      9% Senior Subordinated Notes due 2006


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         SUPPLEMENTAL  INDENTURE,  dated as of October 1, 1996,  among  American
Radio Systems Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), American Radio Systems License Corp., a corporation duly organized and existing under the laws of the State of Delaware (herein called "License Corp." or a "Restricted Subsidiary"), ARS Acquisition II, Inc. (formerly known as Marlin Broadcasting, Inc.), a corporation duly organized and existing under the laws of the State of Delaware (herein called "Marlin" or a "Restricted Subsidiary"), Radio Systems of
Miami,  Inc.  (formerly  known  as  Marlin   Broadcasting  of  Miami,  Inc.),  a
corporation duly organized and existing under the laws of the State of Delaware (herein called "Marlin Miami" or a "Restricted Subsidiary"), Radio Systems of
Philadelphia,   Inc.  (formerly  known  as  Franklin  Broadcasting  Company),  a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called "Franklin" or a "Restricted Subsidiary"), and Fleet National Bank (formerly known as Fleet National Bank of Connecticut), a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee") to the Indenture, dated as of February 1, 1996, among the Company, License Corp, and the Trustee (herein called the "Indenture").


                             RECITALS OF THE COMPANY

         The Company, License Corp. and the Trustee have heretofore executed and delivered the Indenture, pursuant to which the Company has duly issued an aggregate of $175,000,000 principal amount of its 9% Senior Subordinated Notes due 2006 (herein called the "Securities").

         The Company, each of Marlin, Marlin Miami and Franklin and the Trustee have heretofore executed and delivered a Supplemental Indenture dated as of May 31, 1996, pursuant to which each of Marlin, Marlin Miami and Franklin became parties to, and Restricted subsidiaries under, the Indenture and guaranteed the Securities.

         The Indenture provides that indentures supplemental to the Indenture may be entered into without the consent of any Holders in order, among other things, to cure any ambiguity and to correct any provision thereof which may be inconsistent with any other provision.

         All things necessary to make this Supplemental Indenture a valid agreement of each of the Company and each Restricted Subsidiary, this Supplemental Indenture is executed by it, the valid obligations of such parties in accordance with its terms, have been done.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the terms and conditions of the Indenture, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


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                                   ARTICLE ONE

                                   Amendments

         SECTION 101.  Amendments.

                  (a) Amendment of Section 1011. Section 1011 of the Indenture is amended to restate paragraph (c) thereof to read in its entirety as follows:

                           "(c)  Indebtedness  represented by (1) the Securities
                  and the Subsidiary Guarantees and (2) guarantees by Restricted Subsidiaries of (i) Senior Bank Debt and (ii) any other Senior Debt permitted to be incurred by the Company under the terms of this Indenture;"


                                   ARTICLE TWO

                        Definitions and Other Provisions
                             of General Application

         SECTION 201.  Definitions; Incorporation of Provisions.

         Terms used herein without definition shall have the meanings prescribed therefor in the Indenture. The provisions of Sections 107 through 114, both inclusive, are incorporated herein with the same force and effect as though set forth hereat in their entirety.

         SECTION 202.  Indenture Provisions.

         Except as specifically amended by this Supplemental Indenture, the Indenture shall remain in full force and effect.



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         IN WITNESS  WHEREOF,  the parties hereto have caused this  Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                           American Radio Systems Corporation

Attest:
                                           By /S/ Joseph L. Winn
                                              ------------------------------
                                              Name: Joseph L. Winn
/S/ Michael B. Milsom                         Title: Chief Financial Officer

                                           American Radio Systems License Corp.

Attest:
                                           By /S/ Joseph L. Winn
                                              ------------------------------
                                              Name: Joseph L. Winn
/S/ Michael B. Milsom                         Title: Chief Financial Officer

                                           ARS Acquisition II, Inc.

Attest:
                                           By /S/ Joseph L. Winn
                                              ------------------------------
                                              Name: Joseph L. Winn
/S/ Michael B. Milsom                         Title: Chief Financial Officer

                                           Radio Systems of Miami, Inc.

Attest:
                                           By /S/ Joseph L. Winn
                                              ------------------------------
                                              Name: Joseph L. Winn
/S/ Michael B. Milsom                         Title: Chief Financial Officer

                                           Radio Systems of Philadelphia, Inc.

Attest:
                                           By /S/ Joseph L. Winn
                                              ------------------------------
                                              Name: Joseph L. Winn
/S/ Michael B. Milsom                         Title: Chief Financial Officer

                                           Fleet National Bank, as Trustee

Attest:
                                           By /S/ Kathy A. Larimore
                                              ------------------------------
                                              Name: Kathy A. Larimore
/S/                                           Title: Assistant Vice President





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COMMONWEALTH OF MASSACHUSETTS )   ss.:
COUNTY OF SUFFOLK )

         On the 8th day of October, 1996, before me personally came Joseph L. Winn, to me known, who, being by me duly sworn, did depose and say that he is Chief Financial Officer of American Radio Systems Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                     /S/ Kathryn B. Haley
                                                     ---------------------------


COMMONWEALTH OF MASSACHUSETTS )   ss.:
COUNTY OF SUFFOLK )

         On the 8th day of October, 1996, before me personally came Joseph L. Winn, to me known, who, being by me duly sworn, did depose and say that he is Chief Financial Officer of ARS Acquisition, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                     /S/ Kathryn B. Haley
                                                     ---------------------------


COMMONWEALTH OF MASSACHUSETTS )   ss.:
COUNTY OF SUFFOLK )

         On the 8th day of October, 1996, before me personally came Joseph L. Winn, to me known, who, being by me duly sworn, did depose and say that he is Chief Financial Officer of Radio Systems of Miami, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                     /S/ Kathryn B. Haley
                                                     ---------------------------


COMMONWEALTH OF MASSACHUSETTS )   ss.:
COUNTY OF SUFFOLK )

         On the 8th day of October, 1996, before me personally came Joseph L. Winn, to me known, who, being by me duly sworn, did depose and say that he is Chief Financial Officer of Radio Systems of Philadelphia, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                     /S/ Kathryn B. Haley
                                                     ---------------------------

COMMONWEALTH OF MASSACHUSETTS )   ss.:
COUNTY OF SUFFOLK )

         On the 8th day of October, 1996, before me personally came Joseph L. Winn, to me known, who, being by me duly sworn, did depose and say that he is Chief Financial Officer of American Radio Systems License Corp., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                     /S/ Kathryn B. Haley
                                                     ---------------------------


STATE OF CONNECTICUT )   ss.:
COUNTY OF HARTFORD   )


         On the 29th day of October, 1996, before me personally came Kathy Larimore, to me known, who, being by me duly sworn, did depose and say that he is an Assistant Vice President of Fleet National Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                  /S/ Karen R. Felt
                                                  ---------------------------
                                                  Karen R. Felt
                                                  Notary Public
                                                  My Commission Expires 02/28/99


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